Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

 Kulicke & Soffa Updates Outlook for its Fiscal Second Quarter 2021
Reports Improving Supply Chain Dynamics

SINGAPORE – April 19, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ:KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), today announced that it expects revenue to be approximately $340 million and non-GAAP earnings per share to be approximately $1.20 for the second fiscal quarter, ended April 3, 2021.

Strong demand for K&S solutions continued to stem from the general semiconductor, automotive and LED end-markets throughout the second fiscal quarter. In addition, the Company has continued to drive adoption of its leading-edge semiconductor offerings supporting high-density assembly, and also its advanced LED solutions supporting emerging mini-LED capable displays.

Fusen Chen, President and Chief Executive Officer, stated, "We remain very focused in supporting our customers’ capacity expansion plans while also delivering new solutions that address fundamental challenges within the growing assembly market. Separately, we have also made significant progress to mitigate near-term supply chain constraints, which improves our outlook into the fiscal second half.”

K&S will provide additional commentary regarding performance of its most recent fiscal period and will also update its full fiscal year outlook during its fiscal second quarter earnings call, which is scheduled for 8am EDT on May 6, 2021.

The estimates set forth above are unaudited and should be considered preliminary and subject to change. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from the Company's final results. This estimate has been prepared by and is the responsibility of management. Kulicke & Soffa's independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary financial data.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.

Caution Concerning Forward-Looking Statements

This press release contains statements relating to future events. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com
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